UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported):
August 14, 2015

FIRST MID-ILLINOIS BANCSHARES, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	0-13368	37-1103704
(State of Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)
1421 CHARLESTON AVENUE
MATTOON, IL	61938
(Address of Principal Executive Offices)	(Zip Code)

(217) 234-7454
(Registrant’s Telephone Number, including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR 240.13e-4(c))

Item 2.01. Completion of Acquisition or Disposition of Assets.

On August 14, 2015, First Mid-Illinois Bancshares, Inc. (the “Company”) issued a press release announcing that First Mid-Illinois Bank & Trust, N.A. (“First Mid Bank”), a wholly-owned subsidiary of the Company, completed its previously-announced acquisition of 12 branch offices (collectively, the “Branches”) of Old National Bank, a national banking association having its principal office in Evansville, Indiana.
Pursuant to the terms of the Branch Purchase and Assumption Agreement, dated January 30, 2015, by and between First Mid Bank and Old National Bank, First Mid Bank assumed certain deposit liabilities and acquired certain loans, as well as cash, real property, furniture, and other fixed operating assets associated with the Branches. The deposit and loan balances assumed were approximately $453 million and $156 million, respectively, as of August 12, 2015. First Mid Bank also assumed certain leases, and entered into certain subleases, relating to the Branches.
First Mid Bank agreed to pay Old National Bank the sum of: (i) the amount of deposit accounts of the Branches, other than brokered deposits and municipal deposits, multiplied by 3.6%, (ii) $500,000, representing the fixed deposit premium related to the municipal deposits of the Branches, (iii) the principal amount of the loans being purchased, plus the accrued but unpaid interest, (iv) the aggregate net book value of the other assets purchased, and (v) the aggregate amount of cash acquired as of the closing. The acquisition was settled by Old National Bank paying cash to First Mid Bank for the difference between these amounts and the total deposits assumed, subject to a post-closing true-up.
A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(a) and (b) Financial Statements of Businesses Acquired and Pro Forma Financial Information.
The financial statements required by Item 9.01(a) and (b) are not being filed herewith. To the extent such information is required by Item 9.01(a) and (b), it will be filed with the Securities and Exchange Commission by amendment to this Current Report on Form 8-K not later than 71 days after the date on which this Current Report on Form 8-K is required to be filed.

(d) Exhibits

Exhibit 99.1	Press Release issued by First Mid-Illinois Bancshares, Inc. on August 14, 2015.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST MID-ILLINOIS BANCSHARES, INC.

Dated: August 14, 2015

By:

Joseph R. Dively
Chairman and Chief Executive Officer

INDEX TO EXHIBITS

Exhibit Number	Description

99.1	Press Release issued by First Mid-Illinois Bancshares, Inc. on August 14, 2015.